Exhibit 99.1

Vistance Networks Stockholders Approve Proxy Proposals

RICHARDSON, TX, May 7, 2026—The stockholders of Vistance Networks, Inc., a global provider of intelligent network solutions, approved five proxy proposals today at the company’s annual meeting of stockholders.

Vistance Networks stockholders re-elected Stephen C. Gray, L. William Krause, Joanne M. Maguire, Thomas J. Manning, Derrick A. Roman, Charles L. Treadway, Claudius E. Watts IV and Timothy T. Yates as directors, each for a term ending at the 2027 annual meeting, and ratified the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2026 fiscal year. The stockholders also approved, on a non-binding advisory basis, the compensation of the company’s named executive officers and a frequency of every year for future advisory votes on the compensation of the company’s named executive officers. In addition, the stockholders approved additional shares under the company’s 2019 Long-Term Incentive Plan.

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About Vistance Networks:

Vistance Networks (NASDAQ: VISN)) shapes the future of communications technology, pushing past what is possible. We deliver solutions that bring reliability and performance to a world always in motion. Our global team of innovators and employees are trusted advisors who listen to customers first, then deliver value. Discover more at www.vistancenetworks.com.

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Investor Contact:
Jenny Thompson
Jenny.Thompson@VistanceNetworks.com

News Media Contact:
Luke Hamer
Luke.Hamer@VistanceNetworks.com

Source: Vistance Networks